Exhibit 99.05
Southern Company
Consolidated Earnings
As Reported
(In Millions of Dollars)

	Three Months Ended March
	2015	2014	Change
Income Account-
Retail Revenues-
Fuel	$1,088	$1,476	$(388)
Non-Fuel	2,454	2,382	72
Wholesale Revenues	467	604	(137)
Other Electric Revenues	163	165	(2)
Other Revenues	11	17	(6)
Total Revenues	4,183	4,644	(461)
Fuel and Purchased Power	1,356	1,834	(478)
Non-Fuel O & M	1,122	986	136
Depreciation and Amortization	487	497	(10)
Taxes Other Than Income Taxes	252	247	5
Estimated Loss on Kemper IGCC	9	380	(371)
Total Operating Expenses	3,226	3,944	(718)
Operating Income	957	700	257
Allowance for Equity Funds Used During Construction	63	57	6
Interest Expense, Net of Amounts Capitalized	213	206	7
Other Income (Expense), net	(8)	(7)	(1)
Income Taxes	274	176	98
Net Income	525	368	157
Dividends on Preferred and Preference Stock of Subsidiaries	17	17	—
NET INCOME AFTER DIVIDENDS ON PREFERRED AND PREFERENCE STOCK	$508	$351	$157

Notes
- Certain prior year data may have been reclassified to conform with current year presentation.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.